UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 1, 2015

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Effective November 1, 2015, Independent Bank Group, Inc. (“Independent”) completed the previously announced acquisition of Grand Bank (“Grand Bank”), pursuant to the terms of that certain previously announced Agreement and Plan of Reorganization, dated July 23, 2015, by and among Independent and Grand Bank. In connection with the acquisition of Grand Bank, Grand Bank was merged with and into Independent Bank, Independent’s wholly owned bank subsidiary.
In connection with this acquisition, Independent issued 1,279,532 shares of Independent common stock and paid $24.1 million in cash in consideration for all of the outstanding securities of Grand Bank.
The press release issued by Independent announcing completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8‑K.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following are filed or incorporated by reference as exhibits to this Current Report on Form 8-K:

2.1
Agreement and Plan of Reorganization, dated as of July 23, 2015, by and among Independent Bank Group, Inc. and Grand Bank, which is incorporated herein by reference to Appendix A to the proxy statement/prospectus that forms a part of Independent’s Registration Statement on Form S-4 (Registration No. 333‑206747) filed with the Securities and Exchange Commission on September 24, 2015.

99.1	Press Release issued by Independent Bank Group, Inc. dated November 2, 2015, relating to completion of the acquisition of Grand Bank.*

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2015
INDEPENDENT BANK GROUP, INC.
(Registrant)

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

2.1
Agreement and Plan of Reorganization, dated as of July 23, 2015, by and among Independent Bank Group, Inc. and Grand Bank, which is incorporated herein by reference to Appendix A to the proxy statement/prospectus that forms a part of Independent’s Registration Statement on Form S-4 (Registration No. 333‑206747) filed with the Securities and Exchange Commission on September 24, 2015.

99.1	Press Release issued by Independent Bank Group, Inc. dated November 2, 2015, relating to completion of the acquisition of Grand Bank.*

*    Filed herewith.

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